Exhibit 10.9

SCL Ventures Ltd.

(the “Purchaser”)

and

Li Shun Xing, Li Xiang Ning,

Pang Da Qing, and Xie Li

(the “Vendors”)

FUTURE EQUITY INTEREST TRANSFER AGREEMENT

for the Future Sale and Purchase of Shares of

Weida Communications Technology Company Limited

Chen & Co. Law Firm

Suite 1901 North Tower

Shanghai Stock Exchange Building

528 Pudong Nan Road

Shanghai 200120

P. R. China

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION

2.	FUTURE TRANSFER OF THE SHARES

3.	CONSIDERATION AND PAYMENT

4.	UNDERTAKINGS

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.	MUTUAL WARRANTIES AND UNDERTAKINGS

7.	APPROVALS

8.	TERMINATION

9.	CONFIDENTIALITY

10.	NOTICES

11.	GENERAL

FUTURE EQUITY INTEREST TRANSFER AGREEMENT

This Equity Interest Transfer Agreement (this “Agreement”) is entered into in Shanghai, People’s Republic of China (the “PRC”) as of this 26th day of August, 2004 (the “Execution Date”) by and between:

SCL Ventures Ltd. (the “Purchaser”), a company incorporated in the British Virgin Islands;

and

Li Shun Xing, a male PRC citizen, holding Identity Certificate number                    ;

Li Xiang Ning, a male PRC citizen, holding Identity Certificate number                    ;

Pang Da Qing, a male PRC citizen, holding Identity Certificate number                    ; and

Xie Li, a male PRC citizen, holding Identity Certificate number                    .

(Each of Li Shun Xing, Li Xiang Ning, Pang Da Qing, and Xie Li is a “Vendor”, and collectively, they are the “Vendors” or “Existing Shareholders”.)

(Each of the Purchaser and the Vendors is a “Party”, and collectively, they are the “Parties”.)

WHEREAS:

1.                             Weida Communications Technology Company Limited (the “Company”) was incorporated on the 2nd day of April, 2001, in PRC, and its registered address is at No.92-3, Bin Jiang West Road, Ah Zhu District, Guangzhou, Guangdong Province, PRC.  The Company business is as described in its business license, i.e., Communication net technical service. Development of communication net’s software and hardware technology. Sell: Equipment fitted to communication net. Domestic VSAT communication business (the “Business”).

2.                             As of the Execution Date, the Company has a registered capital of RMB 20,000,000, of which:  Li Shun Xing contributed RMB 19,000,000, representing 95% of the registered capital; Li Xiang Ning contributed RMB 400,000, representing 2% of the registered capital; Pang Da Qing contributed RMB 400,000, representing 2% of the registered capital; and Xie Li contributed RMB 200,000, representing 1% of the registered capital.

3.                             Pursuant to an Equity Joint Venture Agreement, an Equity Joint Venture Articles of Association, and an Equity Interest Transfer Agreement, the Parties have previously agreed that SCL shall acquire 25% of the equity ownership of the Company, with the Company simultaneously converting into a Sino-foreign Equity Joint Venture (the “EJV”) under the laws of the PRC;

4.                             The Parties intend that, at such time as PRC law allows, the Existing Shareholders shall sell and transfer additional equity ownership (over and above-described 25%) of the Company, up to the greater of (i) the maximum allowed by PRC law or (ii) a total of 51%.

NOW THEREFORE, after friendly negotiations based on the principles of equality and mutual benefit, and in consideration of the mutual covenants contained herein, the Parties hereby agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                                 In this Agreement and the Attachments hereto, unless otherwise expressed or required by the context, the following expressions shall have the following meanings:

“Action”	means any action, complaint, petition, investigation, suit or other proceeding, whether civil or criminal, or before any arbitrator or governmental authority;

“Affiliate”	with regard to a given person, means a person that controls, is controlled by or is under common control with the given person;

“Approval of the Examination and Approval Authority”	means the approval of this Agreement and the Transaction hereunder given by the Examination and Approval Authority ;

“Completion”	means the conditions precedent contained in this Agreement have been fulfilled, and the Approval of the Examination and Approval Authority of the Transaction has been received;

“Completion Date”	the day when the Approval of the Examination and Approval Authority for Transaction been received;

“Consideration for Share Transfer”	shall mean the amount to be paid by the Purchaser to the Vendors, as the consideration for the equity interest in the Company to be transferred from the Vendors to the Purchaser;

“Effective Law”	means the laws of the PRC which shall be effective at the time when the Transaction contemplated by this Agreement is conducted;

“Examination and Approval Authority”	the Ministry of Commerce of the PRC, or its designated subsidiary which is entitled to examine or approve this Agreement and the Transaction hereunder, according to the Effective Law;

“Government Approvals”

Approval of the Examination and Approval Authority of the Transaction hereunder, and all registrations, filings, and approvals from any other governmental authorities that may be legally necessary to consummate the Transaction hereunder;

“New Business License”

a new Business License issued to the EJV as one of the Government Approvals of the Transaction hereunder, showing the incremental increases in Purchaser’s equity ownership, up to a maximum of 51% of the registered capital of the EJV;

“RMB”	Renminbi, the lawful currency of the PRC;

“Transaction”

Means all of the transactions contemplated by this Agreement or its related documents, including the acquisition by the Purchaser, from the Existing Shareholders, of the maximum amount of equity ownership which PRC law permits, up to a maximum of 51% of the equity ownership of the EJV;

“Transferred Shares”	as much of the equity ownership of the Company (or of the Sino-foreign Equity Joint Venture into which the Company has converted), as the Effective Law permits SCL to hold, up to a maximum of 51%;;

“USD”	United States dollars, the lawful currency of the United Stated of America.

1.2                                 References to any laws, regulations or statutory provisions shall, where the context so admits or requires, be construed as references to those laws, regulations or provisions as respectively amended, consolidated, extended or re-enacted from time to time, and shall be construed as including references to any orders, regulations, or other subordinate legislation made under the laws, regulations or provisions.

1.3                                 References herein to clauses or sections are to clauses or sections of this Agreement unless the context requires otherwise.

2.                                           TRANSFER OF SHARES

2.1                                 CONDITIONS PRECEDENT

Unless otherwise agreed by the Vendors and the Purchaser in writing, or waived by the Purchaser in writing, the Transaction hereunder shall be completed upon fulfillment, to the satisfaction of the Purchaser, of all the following preconditions,:

2.1.1                        A legal opinion has been issued by Chen & Co. Law Firm, or other legal counsel designated by SCL, confirming that SCL is permitted by the Effective Law to acquire the additional equity ownership (up to a total of 51%) as contemplated in this Agreement; and the due diligence study by the financial advisors and legal counsel of the Purchaser has been completed to the satisfaction of the Purchaser;

2.1.2                        The necessary approval from the Purchaser’s Board of Directors has been obtained;

2.1.3                        The necessary resolutions of the Company’s Board of Directors, duly approving the Transaction hereunder, have been obtained;

2.1.4                        The Undertakings set out in clause 4 have been fulfilled by the Vendors, the Company and/or any other person or entity concerned;

2.1.5                        The agreements necessary for the routine operations of the Company, have been duly executed by the Vendors, the Company, the EJV, or/and any other person or entity concerned;

2.1.6                        The Vendors and the Company have executed the Representations, Warranties and Undertakings, attached hereto as Attachment 1, and all of the matters described in Attachment 1 are complete and true, to the satisfaction of the Purchasers.

2.2                       SHARE TRANSFER

2.2.1                        Upon the Completion Date, the Existing Shareholders shall transfer additional equity ownership (over and above 25%), on a pro rata basis from the equity ownership then held by the Existing Shareholders, to SCL.

2.2.2                        Upon the Completion Date, the Purchaser shall be the legal and beneficial owner of the Transferred Shares.

2.2.3                        The Transaction hereunder shall include the transfer of all of the rights and obligations associated with the Transferred Shares.

2.2.4                        Each of the Vendors agrees to waive his/her priority in purchasing any of the Transferred Shares.

2.2.5                        As and when PRC law permits, from time to time, SCL shall be entitled to acquire equity ownership of the EJV (in addition to the 25% which was the subject of the previous Equity Interest Transfer Agreement), up to a maximum of 51% ownership of the EJV.  The acquisition of the additional 26% may be made in increments, always to the maximum then allowed by PRC law, and always subject to the terms and conditions of this Agreement.

2.3                                     FORMALITIES OF TRANSFER

The Parties agree that as and when SCL gives written notice to the Existing Shareholders that SCL believes that PRC law permits SCL to acquire an increased equity ownership by SCL (up to a maximum of 51% of the EJV), then the Existing Shareholders shall be obligated, at their expense, to proceed expeditiously and in good faith, to obtain all of the necessary Governmental Approvals for SCL to acquire the additional ownership.

2.4                                 EXERCISE OF RIGHTS

The Purchaser shall be entitled to the Transferred Shares and excise the relevant rights of a shareholder under such Transferred Shares upon the Completion Date for each incremental increase in its equity ownership (up to a maximum of 51% of the EJV).

3.                             CONSIDERATION AND PAYMENT

3.1                 The Consideration for Share Transfer for each incremental increase of equity ownership shall be the lowest amount then permitted by PRC law.

3.2                 Each of the Existing Shareholders hereof covenants that he/she shall not make requests for increase of the Consideration for Shares Transfer and shall not assert any doubt or claim on the agreed Consideration for Shares Transfer.

3.3                 SCL shall pay the total Consideration for Shares Transfer to the bank account designated in written by the Existing Shareholders at the time agreed by the Parties. A receipt shall be issued to the SCL by each Existing Shareholder upon his/her receipt of payment

4.                                      UNDERTAKINGS

4.1                                 Each Vendor undertakes that it shall undertake and procure that, during the period from the Execution Date through the date of issuance of the New Business License of the Company, and continuing thereafter:

4.1.1                        the Company or the Affiliate of the Vendors shall carry on its business in the ordinary course of business and shall not allow or procure any event, conduct or act which would cause adverse material changes to the Purchaser or the Company;

4.1.2                        the Vendors, the Company or the Affiliate of the Vendors shall undertake all reasonable measures to protect the business reputation of the Company, and shall not cause any act which shall prejudice its business reputation in a material respect;

4.1.3                        neither the Company nor the Affiliate of the Vendors shall enter into any agreement or give any undertaking except in the ordinary course of business or agreed in written by the Purchaser;

4.1.4                        the Vendors shall inform the Purchaser as soon as possible any new material development or changes happened to the Company or the Affiliate of the Vendors;

4.1.5                        the Vendors shall take all necessary measures to perform or cause the Company to perform all other relevant agreements it entered with concerned parties for the purpose of completing this Agreement;

4.1.6                        the Vendors shall not sell, assign, pledge or transfer their rights or obligations under this Agreement, any of the Transferred Shares or any other shares or registered capital of the Company held by them to any party other than Purchaser without the prior written consent of Purchaser;

4.1.7                        the Vendors shall accept and strictly enforce the proposals in respect of the daily business management and financial management of the Company, and employment of Company employees, provided by Purchaser from time to time;

4.1.8                        the Vendors hereby jointly agree that they shall cause the Company to only appoint the personnel designated by Purchaser as three of the five directors of the Company in accordance with the procedures regulated by laws and regulations and the Article of Association of the company;

4.1.9                        except as provided for under this Agreement or with the prior written consent of the Purchaser, neither the Vendors or the Company or the Affiliate of the Vendors shall agree or arrange the Company or the Affiliate of the Vendors to :

(i)                                     amend its articles of association, or any document or agreement in connection with its establishment or in relation to its business and operations; or

(ii)                                  change its business scope and nature; abandon any qualification or license already obtained and/or to be obtained by it, or cause such qualification or license lapse; or except for any actions undertaken as required by law, depart from its business or the business procedures as disclosed to the Purchaser; or

(iii)                               permit the Company or the Affiliate of the Vendors to invest in any other company; or

(iv)                              sell, transfer, let, permit, donate, assign or deal with the sale of any part or all of its business, property or assets except in the ordinary course of business; or

(v)                                 amend any terms of remuneration or bonus payable to any director or officer, or enter into or amend the terms of service agreement with any director or officer; or

(vi)                              provide any loan or any credit to any third party or provide any  indemnity, warranty or enter into any similar arrangement; or

(vii)                           devise or issue any bonds, mortgages, pledges or other guarantees, or increase any loans secured thereby，including but not limited to increase the sum guaranteed or extend the duration of guarantee; or

(viii)                        purchase, sell, mortgage or pledge any shares or bonds of any corporation or company, including of the Company; or

(ix)                                purchase, acquire any interests or rights in land or assets or undertake any capital commitment; or

(x)                                   do anything which would have a material adverse impact on businesses or assets of the Company or the Affiliate of the Vendors; or

(xi)                                enter into any compromise, settlement, exemption, withdrawal, termination or waiver, of any rights in respect of any Action, arbitration or other claim, legal action, demand or dispute of a material nature;

(xii)                             declare or pay any dividend or distribution with respect to the Transferred Shares or any other shares of the Company;

(xiii)                          make any payments to any Vendor or any other related party of the Company, including any payment of any interest or principal with respect to Vendor or other related party loans to the Company; or

(xiv)                         let or agree to let or give up in any other form any part or all of the rights to use or rights of ownership of the assets of the Company or the Affiliate of the Vendors, or enter into any agreement to acquire or rent or manage any property.

5.                                      REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS

5.1                                 The Vendors hereby jointly and severally represent, warrant and undertakings to the Purchaser (to the intent that the provisions of this Clause shall continue to have full force and effect notwithstanding Completion) in the terms set out in this Agreement and the

Attachment I hereto and acknowledges that the Purchaser entering into this Agreement is relying on such representations, warranties and undertakings.

5.2                                 The Vendors hereby undertake to indemnify and keep indemnified the Purchaser against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of any of the representations, warranties and undertakings and the terms of this Agreement including, but not limited to, any reasonable costs and expenses properly incurred as a result of such breach.

5.3                                 The rights and remedies of the Purchaser in respect of any breach of the representations, warranties and undertakings shall not be affected by any party hereto rescinding, or failing to rescind, this Agreement or any other event or matter whatsoever except by way of a specific and duly authorized written waiver or release of the Purchaser.

5.4                                 Any loans or credit owed by the Company to any Vendor or Affiliate of such Vendor in excess of the amounts shown as due to such Vendor or Affiliate on the audited financial statements of the Company as June 30, 2004 previously supplied to Purchaser shall, upon the Completion Date, be waived by the Vendor or Affiliate as a creditor.

6.                                      MUTUAL WARRANTIES AND UNDERTAKINGS

6.1                                 Each of the Vendors and the Purchaser hereby represents and warrants to each other that:

6.1.1                        it has the power to execute, perform its obligations and enter into all Transaction contemplated by this Agreement and all necessary corporate and other action has been taken to authorize the execution, delivery and performance by it of this Agreement and the documents herein contemplated;

6.1.2                        the execution and performance of this Agreement and the documents herein contemplated do not violate any applicable law, rule or regulation to which it is subject.

7.                            APPROVALS

7.1                                 Upon the fulfillment of the conditions precedent to the Completion as set out in this Agreement, except for obtaining the Government Approvals, the Vendors and the Purchaser shall submit, and shall cause the Company to submit, to the Examination and Approval Authority this Agreement and other documents required by the Examination and Approval Authority for approval or record or filing of the Transaction contemplated herein.

7.2                                 For the purpose of this Agreement, the Vendors shall be responsible for seeking Government Approvals at their expense.  During the process of obtaining the Government Approvals, each Party hereto shall effectively cooperate with the other Party as reasonably requested by such other Party.

8.                                      TERMINATION

8.1                                 If at any time prior to Completion Date:

8.1.1                        the Vendors commit any material breach of or omits to observe any of their obligations or undertakings expressed to be assumed by them under this Agreement or/and the Attachment hereto;

8.1.2                        any representation or warranty made by the Vendors in this Agreement or/and the Attachment shall be untrue, incomplete or inaccurate in any material respect; or

8.1.3                        the Company or any Affiliate of the Company shall sustain any loss or damage which constitutes a material adverse change or effect; or

8.1.4                        any petition is presented for the winding up or liquidation of the Company, or the Company makes any composition or arrangement with its creditors or enters into a reorganization scheme of the Company;

then, in any such case, the Purchaser may before the Completion Date in its absolute discretion without any liability on its part, by notice in writing to the Vendors, in which the ground of termination is specified, terminate this Agreement.  The right to forthwith terminate this Agreement under each of sub-clauses above is a separate and independent right and the exercise of any such right shall not affect or prejudice or constitute a waiver of any other right, remedy or claim which the Purchaser may have as at the date of such notice (including but not limited to any other right to terminate this Agreement).

9.                                      CONFIDENTIALITY

9.1                                 CONFIDENTIAL INFORMATION

For purposes of this Agreement, “Confidential Information” shall mean all oral, written and/or tangible information concerning the business, commerce, technology, finance, labor, tax of the Parties, and the existence, terms and conditions or amendments of this Agreement.

9.2                                 TREATMENT OF CONFIDENTIAL INFORMATION

Unless otherwise required by the Effective Law or this Agreement, or by United States federal securities law applicable to Purchaser’s parent company, during the term of this Agreement, each Party and its Affiliates, shall refrain from disclosing, divulging, discussing or otherwise making available, any Confidential Information made available in the course of the Transaction contemplated hereby. Each Party will not use and will cause its Affiliates to not use such Confidential Information for any purpose other than the performance of its obligations under this Agreement. Each Party shall cause its employee or agent to obey the confidential requirements hereof for Confidential Information.

9.3                                 EXCLUDED INFORMATION

Notwithstanding the foregoing, information shall not be deemed confidential and recipient shall have no obligation with respect to any such information which:

9.3.1                        is shown to be in the public domain by means other than as a consequence of a breach of this Agreement, or

9.3.2                        was disclosed by a third-party; or

9.3.3                        was independently developed by recipient.

9.4                                 PROVISION OF INFORMATION TO REGULATORY BODIES

Nothing in this Agreement shall be construed to limit any Party’s ability to provide information to any applicable regulatory body, to the extent required by law.

9.5                                 OTHER RESTRICTIONS

Notwithstanding anything in this Section 9 to the contrary, in the event that any Confidential Information is also subject to a limitation on disclosure or use contained in another written agreement between the Parties which is more restrictive than the limitations contained in this Section 9, then the limitations in such agreement shall supersede this Section 9.

10.                               NOTICES

10.1                           All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered postage prepaid, by post mail or courier services to the parties at the following addresses or delivered to the following facsimile number:

To the Purchaser: SCL Ventures Ltd.

Address:

Person:

Facsimile:

E-mail:

To the Vendors: Li Shun Xing, Li Xiang Ning, Pang Da Qing, Xie Li

Address:

Person:

Facsimile:

E-mail:

or such other address or facsimile number as may be notified by such party to the others.

10.2                           Any notice or other communication shall be deemed to have been received if sent by facsimile, on the date of transmission; or if delivered personally, when delivered to the address above; or if sent by post, 7 days if overseas and 24 hours if local after the date of posting.

11.                               GENERAL

11.1                           Governing Law. This Agreement shall be governed by and construed under the laws of the PRC, without regard to principles of conflict of laws thereunder.

11.2                           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.3                           Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.4                           Integrated Documents. The Attachment and any amendments to this Agreement shall be deemed to be integral parts of this Agreement.

11.5                           Dispute Resolution.

11.5.1                  Consultations

In the event a dispute arises in connection with this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations. If the dispute cannot be resolved in this manner within 30 days after the commencement of discussions, any Party may submit the dispute to arbitration. The day when a notice for consultation from any Party to the other shall be deemed the day of commencement of discussions.

11.5.2                  Arbitration

Arbitration shall be conducted as follows:

(i)                  Arbitration shall be conducted in the Hong Kong Special Administrative Region under the then effective rules of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The claimants in the arbitration shall collectively appoint one arbitrator, and the respondent shall appoint one arbitrator. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The two arbitrators shall select the third arbitrator. If either the claimants or the respondents do not appoint an arbitrator who has consented to participate within 15 days after receiving the arbitration notice, the HKIAC shall make the relevant appointment.

(ii)               The arbitration proceedings shall be conducted both in English and Chinese. The arbitration tribunal shall apply the Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this sub-clause 11.4, including the provisions concerning the appointment of arbitrators, the provisions of this sub-clause 11.4 shall prevail.

(iii)            The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the PRC and shall not apply any other substantive law.

(iv)           Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(v)                The award of the arbitral tribunal shall be final and binding upon the disputing Party(ies), and any prevailing Party(ies) may apply to a court of competent jurisdiction for enforcement of such award.

11.6                           Binding Effect.  This Agreement is made for the benefit of the Purchaser and the Vendors or, if any, successors of them. Unless otherwise set forth herein or therein, all representations and warranties, statements, covenants and agreements made by the Parties in this Agreement or pursuant hereto or to any other agreements, instruments or documents delivered in connection herewith shall survive until the Completion or the termination, dissolution of the Company.

11.7                           Severability. If any provision of this Agreement is found invalid or unenforceable, the validity or enforceability of the remaining provisions or portions hereof shall not be affected.

11.8                           Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute and deliver such other documents and instrument of transfer, conveyance and assignment and take such further action as the other Party may reasonably require to complete more effectively any matter provided for herein.

11.9   This Agreement shall be executed in both English and Chinese versions.  If there is any inconsistency between the two versions, the English version shall prevail.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SCL Ventures Ltd.

By:	/s/ Mitchell Sepaniak
Name:	Mitchell Sepaniak
Title:	President and Chief Executive Officer

Li Shun Xing

Signature:

/s/ Li Shun Xing

Li Xiang Ning

Signature:

/s/ Li Xiang Ning

Pang Da Qing

Signature:

/s/ Pang Da Qing

Xie Li

Signature:

/s/ Xie Li

Attachment I

REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

BY THE VENDORS AND THE COMPANY

This REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY THE VENDORS AND THE COMPANY (hereinafter referred to as the “Undertakings”) is signed by the Vendors and the Company as the Attachment to the “FUTURE EQUITY INTEREST TRANSFER AGREEMENT” entered into as of the 26th day of August, 2004, by and between SCL Ventures Ltd. and Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li.

Any terms defined in the “FUTURE EQUITY INTEREST TRANSFER AGREEMENT” shall have the same meaning when used in this Undertakings, unless otherwise expressed or required by the context.

1.                                       CAPACITY AND TITLE OF THE VENDORS

1.1                                 Authority and Capacity of the Vendors :-

1.1.1                        Each of the Vendors has full and appropriate civil capacity of right and civil capacity of conduct as required by the laws of PRC.

1.1.2                        The Vendors have full power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations on the Vendors enforceable in accordance with its terms.

1.1.3                        The execution and delivery of, and the performance by the Vendors of its obligations under this Agreement does not and will not:

(i)                                     result in a breach of any provision of the memorandum or articles of association or equivalent constitutive documents of the Vendors;

(ii)                                  result in a breach of the laws or regulations of any jurisdiction to which the Vendors are subject; or

(iii)                               result in a breach of any order, judgment or decree of any court or governmental agency to which the Vendors are a party or by which the Vendors are bound.

1.2                                 Ownership of the Transferred Shares

1.2.1                        The Company is duly incorporated and validly existing under the PRC laws of incorporation. The Vendors are the legal holders of their respective shares in the Company which in aggregate represent 100% of the entire share capital of the Company and are entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of their respective shares on the terms of this Agreement without the consent of any third party (subject to the rights of SCL to acquire 25% of the share capital from the Vendors pursuant to an existing Equity Interest Transfer Agreement dated as of the date hereof).

1.2.2                        As at Completion there will be no claims, charges, liens, equities, security, guaranty, pledge, mortgage, trust or encumbrances on the shares or assets of the Company, except for the arrangement acknowledged and consented by the Purchaser.

1.2.3                        The Transferred Shares are fully paid up.

2.                                      SUPPLY OF INFORMATION

2.1                                 Accuracy and Adequacy of Information Disclosed to the Purchaser

All information contained in this Agreement and all other information provided or to be provided subsequently to the Purchaser or its agent, including but not limited to its financial and legal counsel, is complete, true and accurate in all respects and any fact or matter or circumstances not disclosed in writing to the Purchaser will not render any such information untrue, inaccurate, incomplete or misleading.

2.2                                 Copies of Accounts, and Articles of Association, etc.

The copies of the audited accounts and of the articles of association or equivalent constitutive documents of the Company have been and will be delivered to the Purchaser are complete and accurate and in the case of the articles of association or equivalent constitutive documents contain full details of the rights and restrictions attached to the share capital of the Company and all resolutions passed by the board of directors or the management members of the Company have also been delivered.

3.                                      ACCOUNTS AND RECORDS

3.1                                 Audited Accounts

The audited accounts have each been prepared in accordance with accounting standards or principles, statements and practices generally accepted at the Execution Date in the PRC and fairly present the financial position, results of operation and cash flow of the Company as at the dates of the audited accounts and of the profits or losses for the periods concerned and as at the dates of the audited accounts make:-

3.1.1                        adequate provision for all actual liabilities;

3.1.2                        adequate disclosure for all contingent liabilities; and

3.1.3                        provision reasonably regarded as adequate for all bad and doubtful debts.

3.2                                 Taxation

Proper provision or reserve has been made in the audited accounts for all Taxation liable to be assessed on the Company or for which it is or may become accountable.

3.3                                 Exceptional Items

The results of the Company ended on the Balance Sheet Date as shown by the audited accounts and the trend of the results thereby shown have not (except (i) as fairly disclosed in such accounts; or (ii) in the case of transactions between the Company and the Affiliate of the Vendors, as fairly reflected in such accounts) been materially affected by changes or inconsistencies in accounting practices, by the inclusion of non-recurring items of income or expenditure, by transactions of an abnormal or unusual nature or entered into otherwise than on normal commercial terms.

3.4                                 Debts

None of the debts receivable or due to the Company which are included in the audited accounts or which have subsequently arisen has been outstanding for more than six months from its due date for payment or has been released on terms that the debtor has paid less than the full value of his debt and all such debts have realized and will realize in the normal course of collection their full value as included in the audited accounts or in the books of the Company after taking into account the provision for bad and doubtful debts made in the audited accounts. For the avoidance of doubt, a debt shall not be regarded as realizing its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

3.5                                 Accounting and other Records

The statutory books, books of account and other records of whatsoever kind of the Company are reasonably up-to-date and contain, in all material respects, complete and accurate records of all matters required to be dealt with in such books and all such books and records and all other documents (including documents of title and copies of all subsisting agreements to which the Company is a party) which are the property of the relevant Company or ought to be in its possession are in its possession or under its control and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by law to be delivered or made to the registrar of Company or to the equivalent authority have been duly and correctly delivered or made.

3.6                                 Changes since Accounts Date

Since the Accounts Date, i. e. the 30th day of June, 2004:-

3.6.1                        there has been no material adverse change in the financial condition of the business of the Company or their earnings, turnover, profits, assets and liabilities or cashflow and no event, fact or matter has occurred which will or is likely to give rise to any such change;

3.6.2                        the Company’s business has been carried on in the ordinary course and well operated, without any material interruption or alteration in its nature, scope or manner;

3.6.3                        the Company has not satisfied or otherwise discharged any obligation or liability (including contingent liabilities) other than in the ordinary course of its business;

3.6.4                        the Company has not (i) sold, transferred, leased, mortgaged, pledged, or otherwise granted any rights in respect of any of its assets or prospects, or (ii) cancelled, waived, released or discounted in whole or in part any debts or claims, other than in the ordinary course of its business or acknowledged and consented by the Purchaser;

3.6.5                        the Company has not entered into any commitments or contracts relating to capital expenditures which, in the aggregate (in respect of all such commitments and contracts), involve consideration, expenditure or liabilities in excess of RMB 100,000;

3.6.6                        the Company has continued to pay its creditors in the ordinary course of business and no trade discounts or other special terms substantially unfavorable to the Company have been incorporated into any contract entered into by the Company;

3.6.7                        there has been no changes to the accounting policies or method of presentation adopted by the Company in presenting its financial or tax position.

4.                                      INSURANCE

In respect of all insurances effected or maintained by the Company:-

4.1                     all premiums have been duly paid to date;

4.2                     all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party; and

4.3                     no material claim will be outstanding at Completion.

5.                                      TRADING AND CONTRACTUAL ARRANGEMENTS

5.1                     Contracts

In respect of any contracts entered into by any Company:-

5.1.1                        the Company is not a party to or bound by any agreement or commitment limiting the freedom of the Company to engage in any line of business or to compete with any other person;

5.1.2                        each of the contracts is a valid and subsisting agreement and is in full force and effect; and

5.1.3                        there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder which would have a material adverse effect.

5.2                     Debts, Contracts and Arrangements with the Affiliate of the Vendors or other connected persons etc.

Except for loans advanced to the Company there are no existing contracts or arrangements to which any Company is a party and in which any of the Vendors and/or any director of the Company and/or any person connected with any of them are interested whether directly or indirectly.

5.3                     Effect of Transferred Shares

Compliance with this Agreement at Completion will not conflict with or result in the breach of or constitute a default under any agreement or instrument to which the Company is a party and which remains effective immediately after Completion nor will it relieve any other party to such a contract with its obligations under such contract or entitle such party to terminate such contract, whether summarily or by notice.

5.4                     Sufficiency of Assets

The registered capital and assets owned by the Company and the Affiliate of the Vendors with which the Company will cooperate afterwards are sufficient for the purpose of carrying on its respective business after the Completion.

5.5                     In relation to all loans or other credit of such kind outstanding (referred to in this paragraph as “facility credits’):-

5.5.1                        details of all facility credits have been disclosed to the Purchaser before Completion;

5.5.2                        there has been no contravention of, or non-compliance with, any material provision of any of the facility credits; and

5.5.3                        no steps for the early repayment of any indebtedness thereunder have been taken or threatened and are currently outstanding.

5.6                     The total amount borrowed by the Company does not exceed any limitation on its borrowing powers contained in its articles of association or any other document binding upon it.

6                                          LEGAL MATTERS

6.1                     Compliance with Laws

The Company carry on their respective businesses in accordance with applicable laws, regulations and byelaws in PRC in all material respects and, there is no investigation or enquiry by, or order, decree or judgment of, any court or any governmental agency or regulatory body outstanding or anticipated against the Company.

6.2                     Licenses and Consents

All statutory, regulatory and municipal and other licenses, concessions, consents, permits and authorities necessary for the carrying on of the Business of the Company as now carried on in PRC have been obtained and are valid and subsisting and all conditions applicable to any such licenses, consent permit or authority have been complied with and none of such licenses, consents, permits or authorities has been breached or is likely to be suspended, cancelled, refused or revoked.

6.3                     Litigation

6.3.1                        The Company or its president or general manager is not involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration of material importance before any tribunal (other than as plaintiff in the collection of debts arising in the ordinary course of its business) and, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration is pending or threatened by or against the Company or its president or general manager.

6.3.2                        No government or governmental, supranational or state agency or regulatory body or trade union or other person or organization has requested any information in connection with, instituted or threatened, any action or investigation to restrain, prohibit or otherwise challenge the operation of the Company or any of its employees and there are no facts which are likely to give rise to such action or investigation.

6.4                     Insolvency etc.

6.4.1                        No order has been made, petition presented, resolution passed.

6.4.2                        No composition in satisfaction of the debts of the Company or scheme of arrangement of its affairs, or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

6.4.3                        No distress, distraint, charging order, garnishee order, execution or other process has been levied or applied for in respect of the whole or any part of any of the property, assets and/or undertaking of the Company.

6.5                     Powers of Attorney

Neither the Company nor any Vendor has given a power of attorney which is still outstanding or effective to any person to enter into any contract or commitment or do anything on the Company’s behalf, other than any authority to employees or officers to enter into routine contracts in the normal course of their duties.

7.                                      EMPLOYEES ETC.

7.1                                 Liabilities to and for Employees

There are no claims exceeding RMB 40,000 each against the Company:-

7.1.1                        by an employee or workman, in respect of an accident or injury; or

7.1.2                        by an employee or director in relation to his appointment, employment or resign, dismissal, etc.

7.2                                 Compliance with Statutes

The Company has in relation to each of its employees complied with all obligations imposed on it by all ordinances, regulations and codes of conduct relevant to the relations between it and its employees.

8.                                      TAXATION MATTERS

8.1                                 Returns and Information

All returns, computations and notices which are or have been required to be made or given by the Company for any Taxation purpose (i) have been made or given within reasonable time and on a proper basis and are up-to-date and correct; (ii) none of them is, or is likely to be, the subject of any dispute with the Taxation authorities.

8.2                                 Taxation Claims and Liabilities

All profits tax, interest tax, salaries tax and stamp duties, and other charges and levies assessed or imposed by any government or governmental or statutory body which have been assessed upon the Company and which are due have been paid.

9.                                      ASSETS

9.1                                 Subsidiaries and Affiliates

The Company is not the holder or beneficial owner of any share of any other company.

9.2                                 Title to Assets

All assets of the Company and all debts due which are included in the audited accounts or which have been used or held for the purposes of its business were the absolute property of the Company.

9.3                                 Machinery

The major machinery and equipment which are necessary for the operation of the Company’s business are in working order and have been properly maintained.

9.4                                 Intellectual Property

The Company has duly licensed to use related software, processes or products for the purpose of its business. The Company is not engaged in any activities which infringe any patents, copyrights, trade marks and business names or other intellectual property rights of any third party. There is no disputes or claims in respect of intellectual property against or related to the Company.

10.                               MISCELLANEOUS

10.1                           All representations, warranties and undertakings contained in the foregoing provisions of this Attachment shall survive until Completion or the dissolution of the Company up to the respective content of the provisions hereof.

IN WITNESS WHEREOF, the Vendors and the Company have executed this Undertakings as of the Execution Date.

The Vendors:

Li Shun Xing

Signature:

/s/ Li Shun Xing

Li Xiang Ning

Signature:

/s/ Li Xiang Ning

Pang Da Qing

Signature:

/s/ Pang Da Qing

Xie Li

Signature:

/s/ Xie Li

The Company:

Weida Communications Technology Company Limited

By:	/s/ Li Shunxing
Name:	Li Shunxing
Title: Legal Representative